Exhibit 99.1

Contact:  Anne Bugge (425) 951-1378

SONOSITE ANNOUNCES PLANS TO ACQUIRE CARDIODYNAMICS -
A CARDIOVASCULAR DISEASE MANAGEMENT COMPANY

Acquisition Adds Innovative, Non-Invasive
Hemodynamic Monitoring Products and Disposable Sensors

Expands SonoSite’s Sales Channel to Large Market for
Cardiovascular Disease Management

BOTHELL, WA – June 9, 2009– SonoSite, Inc. (Nasdaq:SONO), the world leader and specialist in hand-carried and point-of-care ultrasound, today announced that it has reached an agreement to acquire CardioDynamics International Corporation (Nasdaq:CDIC).  Under the terms of the agreement, SonoSite will acquire CardioDynamics in exchange for $1.35 per share in cash.  The aggregate transaction value will be approximately $10.0 million, or $12.3 million net of cash and debt.

CardioDynamics reported revenues of $24.5 million in 2008.  Its impedance cardiography (ICG) product line provides non-invasive assessment of cardiac output and other hemodynamic parameters in the physician’s office, outpatient clinic or hospital.  This information allows physicians to assess and diagnose underlying cardiovascular disorders, customize and target treatment, monitor the effectiveness of prescribed medications and identify potential complications.  The company’s latest generation product, the BioZ® Dx system, integrates ICG with electrocardiography (ECG), providing the ability to assess both mechanical and electrical cardiovascular function.

 “The acquisition of CardioDynamics is part of a strategic initiative that moves SonoSite forward toward our long-stated goal of adding clinical value and reducing healthcare system costs in cardiovascular disease management.  CardioDynamics is the platform we will build upon to achieve this goal,” said Kevin M. Goodwin, SonoSite President and CEO.

Mr. Goodwin continued, “CardioDynamics offers non-invasive, cost saving products and technology.  Current products, as well as those in the pipeline, represent attractive innovation opportunities for point-of-care medicine.  In addition, CardioDynamics has established a solid direct sales channel in the U.S. with 38 sales representatives calling on cardiologists, internal medicine and family medicine practitioners, primarily in physician office settings.  We believe we can leverage this channel to build on our existing footprint in point-of-care markets.”

“This milestone event is an important acknowledgement of the value that CardioDynamics has produced in creating a new technology for the assessment of cardiovascular disease,” said Michael K. Perry, CEO of CardioDynamics.  “We are pleased to join with an industry leader in point-of-care medicine who shares our vision of creating non-invasive technologies that improve outcomes and reduce the cost of patient care.  The expanded platform that the combination with SonoSite provides will benefit our customers, employees and shareholders.”

The acquisition is conditioned upon approval by CardioDynamics’ shareholders as well as the satisfaction of other customary conditions.  Approval by SonoSite’s shareholders is not required.  The transaction is expected to close in the third quarter of 2009.

GCA Savvian acted as financial advisor and Fenwick & West LLP acted as legal counsel to SonoSite.  Cain Brothers and Company LLC acted as financial advisor and Pillsbury Winthrop Shaw Pittman LLP acted as legal counsel to CardioDynamics.

About SonoSite
SonoSite, Inc. (www.sonosite.com) is the innovator and world leader in hand-carried ultrasound.  Headquartered near Seattle, the company is represented by ten subsidiaries and a global distribution network in over 100 countries.  SonoSite’s small, lightweight systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high performance ultrasound to the point of patient care.  The company employs approximately 700 people worldwide.

About CardioDynamics
CardioDynamics is the innovator and a leader in the development, manufacture and distribution of noninvasive Impedance Cardiography (ICG) diagnostic and monitoring devices and proprietary ICG sensors.  For additional information, please refer to the company's Web site at www.cdic.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger. In connection with such proposed merger, CardioDynamics has agreed to file a proxy statement and other materials with the SEC. The proxy statement will be mailed to the stockholders of CardioDynamics. We urge investors to read the proxy statement and these other materials carefully when they become available because they will contain important information about CardioDynamics and the proposed merger. You will be able to obtain the proxy statement, as well as other filings containing information about CardioDynamics, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by CardioDynamics with the SEC can also be obtained, free of charge, by directing a request to CardioDynamics, 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121, Attention: Chief Financial Officer.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of CardioDynamics in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by CardioDynamics with the SEC.

Forward-looking Information and the Private Litigation Reform Act of 1995

Certain statements in this press release relating to the market acceptance of our products, possible future sales relating to expected orders, and our future financial position and operating results are “forward-looking statements” for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance and are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions. Factors that could affect the rate and extent of market acceptance of our products, the receipt of expected orders, and our financial performance include our ability to successfully manufacture, market and sell our ultrasound systems, our ability to accurately forecast customer demand for our products, our customers’ ability to finance the purchase of our systems, including the effect of reduced spending by hospitals, our ability to manufacture and ship our systems in a timely manner to meet customer demand, variability in quarterly results caused by the timing of large project orders from governmental or international entities and the seasonality of hospital purchasing patterns, timely receipts of regulatory approvals to market and sell our products, regulatory and reimbursement changes in various national health care markets, constraints in government and public health spending, the ability of our distribution partners and other sales channels  to market and sell our products and any changes to such channels, the impact of patent litigation, our ability to execute our acquisition strategy, the effect of transactions and activities associated with our issuance of senior convertible debt in July 2007, including a repurchase of a portion of the debt, on the market price of our common stock, and as well as other factors contained in the Item 1A. “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.